UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2007

VCampus Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-21421	54-1290319
(Commission File Number)	(IRS Employer ID Number)

1850 Centennial Park Drive, Suite 200, Reston, Virginia	20191
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (703) 893-7800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to VCampus’ previously announced CFO-transition plan, Christopher L. Nelson, VCampus’ Chief Financial Officer since 2002, has stepped down from his position as part-time Chief Financial Officer, effective on June 30, 2007.  Mr. Nelson will continue as a Financial Advisor to VCampus and will provide selected financial advisory services through the end of December 2007 to facilitate the transition to a new CFO.

Today VCampus announced the hiring of Mr. Nelson’s successor, Mr. James H.R. Brady. As part of VCampus’ CFO-transition plan, Mr. Brady will, effective immediately, be employed as VCampus’ Vice President of Finance and will transition to the full-time CFO position on or about August 15, 2007.

VCampus’ Chief Executive Officer, Narasimhan Kannan, will serve as acting Chief Financial Officer until completion of the CFO-transition plan on or about August 15, 2007.

Item 9.01.  Financial Statements and Exhibits.

(d)         Exhibits

 10.126                                    Employment Agreement with James H.R. Brady dated effective as of July 2, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

VCAMPUS CORPORATION

Date: July 2, 2007
/s/ Narasimhan P. Kannan
Narasimhan P. Kannan
Chief Executive Officer